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                                                                    Exhibit 23.1





                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Bowater Incorporated

We consent to the use of our report February 10, 1995 on the financial statements of Bowater Incorporated (the Company) for the three-year period ended December 31, 1994, incorporated herein by reference, which report appears in the December 31, 1994 annual report on Form 10-K of Bowater Incorporated, and to our report dated June 16, 1995 on the financial statements of Bowater Incorporated Salaried Employees' Savings Plan (the Plan) for the two years ended December 31, 1994, incorporated herein by reference, which report appears in the December 31, 1994 annual report on Form 11-K of the Plan.

Our report covering the December 31, 1992 financial statements of Bowater Incorporated refers to accounting changes regarding the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement on Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and Statement of Financial Accounting Standards No. 109,"Accounting for Income Taxes," in 1992.


Greenville, South Carolina
January 24, 1996


                          /s/ KPMG Peat Marwick LLP
                   ----------------------------------------
                            KPMG Peat Marwick LLP